Exhibit 1.2

STRUCTURING FEE AGREEMENT

April [•], 2013

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street, 34th Floor

New York, New York 10036

Ladies and Gentlemen:

This Structuring Fee Agreement (this “Agreement”) is entered into by and among KNOT Offshore Partners LP, a limited partnership organized under the laws of the Republic of The Marshall Islands (the “Partnership”), KNOT Offshore Partners GP LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands (the “General Partner”), KNOT Offshore Partners UK LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands (“GP LLC”), KNOT Shuttle Tankers AS, a company organized under the laws of Norway (“KNOT AS”), Knutsen NYK Offshore Tankers AS, a company organized under the laws of Norway (“Knutsen NYK” and, together with the Partnership, the General Partner, GP LLC and KNOT AS, the “KNOT Parties”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Citigroup Global Markets Inc. (“Citigroup”). Reference is made to the Underwriting Agreement dated April [•], 2013 (the “Underwriting Agreement”) by and among the KNOT Parties, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as representatives of the Underwriters named in Schedule I thereto, with respect to the Partnership’s initial public offering of common units representing limited partner interests in the Partnership, as described therein (the “Offering”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

1. Fee. In consideration of the financial advisory services provided by Merrill Lynch and Citigroup relating to the evaluation, analysis and structuring of the Partnership in connection with the Offering (the “Services”), the Partnership shall pay Merrill Lynch and Citigroup an aggregate structuring fee equal to 0.75% of the gross proceeds (or 0.375% each) of the Offering (including gross proceeds received by the Partnership from any exercise of the Underwriter’s option to purchase additional common units pursuant to Section 2 of the Underwriting Agreement (the “Option”) (the “Structuring Fee”). The Structuring Fee shall be due and payable to Merrill Lynch and Citigroup by wire transfer of immediately available funds on the Initial Delivery Date (and each Option Units Delivery Date, if any). The KNOT Parties acknowledge and agree that the Structuring Fee is in addition and unrelated to any underwriting discounts and commissions or other fees that otherwise are or become payable to Merrill Lynch and Citigroup in connection with their acting as an underwriter in the Offering, which services are distinct from and unrelated to the Services provided hereunder.

The KNOT Parties understand and agree that Merrill Lynch shall provide its services independently from Citigroup and that Merrill Lynch will not rely upon any services or work performed by Citigroup. Accordingly, the KNOT Parties agree that Merrill Lynch shall have no liability to the KNOT Parties or their securityholders for any actions or omissions of Citigroup. The KNOT Parties further understand and agree that Citigroup shall provide its services independently from Merrill Lynch and that Citigroup will not rely upon any services or work performed by Merrill Lynch. Accordingly, the KNOT Parties agree that Citigroup shall have no liability to the KNOT Parties or their securityholders for any actions or omissions of Merrill Lynch.

2. Term. This Agreement shall terminate upon the earlier of (i) the payment of the entire amount of the Structuring Fee, as specified in Section 1 hereof, and (ii) the termination of the Offering pursuant to the Underwriting Agreement; provided, however, that Sections 3, 4 and 5 hereof shall survive the termination, expiration and supersession of this Agreement.

3. Indemnification. The KNOT Parties agree to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto as Annex A, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4. No Fiduciary Duty. The KNOT Parties hereby acknowledge that the engagement of each of Merrill Lynch and Citigroup under this Agreement is as an independent contractor and not in any other capacity, including as a fiduciary. Furthermore, the KNOT Parties agree that they are solely responsible for making their own judgments in connection with the matters covered by this Agreement (irrespective of whether Merrill Lynch and Citigroup has advised or is currently advising the KNOT Parties on related or other matters). Additionally, the KNOT Parties acknowledge that Merrill Lynch and Citigroup are not advising the Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The KNOT Parties shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and Merrill Lynch and Citigroup shall have no responsibility or liability to the KNOT Parties with respect thereto.

5. Confidentiality. Except as required by applicable law or judicial process, any advice to be provided by Merrill Lynch and Citigroup under this Agreement and not disclosed in the Registration Statement related to the Offering shall not be disclosed publicly or made available to third parties (other than to (i) officers and directors of the General Partner and (ii) counsel, accountants, underwriters and consultants engaged by the KNOT Parties) without the prior approval of Merrill Lynch and Citigroup, and such information shall not be relied upon by any person or entity other than the KNOT Parties.

6. Not Exclusive. Nothing herein shall be construed as prohibiting Merrill Lynch and Citigroup or any of their affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons.

7. Assignment. This Agreement may not be assigned by any party without prior written consent of the other parties.

8. Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

10. Research Analysts. The KNOT Parties acknowledge and agree that the research analysts and research department of Merrill Lynch and Citigroup are independent from the investment banking division of Merrill Lynch and Citigroup and are subject to certain regulations and internal policies, and that such research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Partnership and its affiliates, the securities of the Partnership and its affiliates, the Offering or otherwise that differ from the views of Merrill Lynch’s and Citigroup’s investment bankers. The KNOT Parties hereby waive and release, to the fullest extent permitted by law, any claims that the KNOT Parties may have against Merrill Lynch and Citigroup with respect to any conflict of interest that may arise from the fact that the views expressed by Merrill Lynch’s and Citigroup’s independent research analysts and research department may be different from or inconsistent with the views or advice communicated to the KNOT Parties by Merrill Lynch’s and Citigroup’s investment banking division.

11. Termination of the Offering. In the event of termination of the Offering, no Structuring Fee will be paid under this Agreement. Merrill Lynch and Citigroup will not be entitled to reimbursement under this Agreement for expenses incurred with respect to the Services provided hereunder; provided, however, for the avoidance of doubt, accountable expenses actually incurred by Merrill Lynch and Citigroup in their capacity as an underwriter of the Offering may be payable to Merrill Lynch and Citigroup pursuant to Sections 5 and 7 of the Underwriting Agreement.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

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This Agreement shall be effective as of the date first written above.

KNOT OFFSHORE PARTNERS LP by KNOT Offshore Partners GP LLC, its general partner

By:
Name:
Title:

KNOT OFFSHORE PARTNERS GP LLC

By:
Name:
Title:

KNOT OFFSHORE PARTNERS UK LLC

By:
Name:
Title:

KNOT SHUTTLE TANKERS AS

By:
Name:
Title:

KNUTSEN NYK OFFSHORE TANKERS AS

By:
Name:
Title:

Signature Page to Structuring Fee Agreement

Agreed and Accepted:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC

By:
Name:
Title:

Signature Page to Structuring Fee Agreement

Annex A

Indemnification Agreement

[See attached]

INDEMNIFICATION AGREEMENT

[•], 2013

Merrill Lynch, Pierce, Fenner & Smith

 Incorporated

One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street, 34th Floor

New York, New York 10036

Ladies and Gentlemen:

In connection with the engagement of Merrill Lynch, Pierce, Fenner & Smith Incorporated. (“Merrill Lynch”) and Citigroup Global Markets Inc. (“Citigroup”) to assist the undersigned, KNOT Offshore Partners LP, a limited partnership organized under the laws of the Republic of The Marshall Islands (the “Partnership”), KNOT Offshore Partners GP LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands (the “General Partner”), KNOT Offshore Partners UK LLC, a limited liability company organized under the laws of the Republic of The Marshall Islands (“GP LLC”), KNOT Shuttle Tankers AS, a company organized under the laws of Norway (“KNOT AS”), Knutsen NYK Offshore Tankers AS, a company organized under the laws of Norway (“Knutsen NYK” and, together with the Partnership, the General Partner, GP LLC and KNOT AS, the “KNOT Parties”), with respect to the matters set forth in the Structuring Fee Agreement dated [•], 2013 by and among the KNOT Parties, Merrill Lynch and Citigroup (the “Agreement”), in the event that Merrill Lynch and Citigroup, any of their affiliates, each other person, if any, controlling Merrill Lynch and Citigroup or any of their affiliates, their respective officers, current and former directors, employees and agents, or the successors or assigns of any of the foregoing persons (Merrill Lynch, Citigroup and each such other person or entity being referred to as an “Indemnified Party”) becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) with respect to the services performed pursuant to and in accordance with the Agreement, the KNOT Parties agree to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including the fees and reasonable expenses of one counsel (in addition to any local counsel) to the Indemnified Parties, with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence, bad faith or willful misconduct of such Indemnified Party.

The indemnification provided hereunder shall not extend to those matters indemnified under the Underwriting Agreement, dated [•], 2013 (the “Underwriting Agreement”), by and among the KNOT Parties and Merrill Lynch and Citigroup, as representatives of the Underwriters named in Schedule I thereto, with respect to the Partnership’s initial public offering of common units representing limited partner interests in the Partnership, as described therein. In the event that an Indemnified Party becomes involved in any capacity in any Proceeding with respect to the services performed pursuant to and in accordance with the Agreement, the KNOT Parties will reimburse such Indemnified Party for its reasonable legal and other expenses actually incurred and documented (including the cost of any investigation and preparation) as such expenses are incurred by such Indemnified Party in connection therewith. Promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the KNOT Parties in writing of the commencement thereof; but the failure so to notify the KNOT Parties (i) will not relieve the KNOT Parties from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the KNOT Parties from any liability that they may have other than on account of this Indemnification Agreement. The KNOT Parties shall be entitled to appoint counsel of their choice at their expense to represent the Indemnified Parties in any Proceeding for which indemnification is sought (in which case the KNOT Parties shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Parties or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Parties.

Notwithstanding the KNOT Parties’ election to appoint counsel to represent the Indemnified Parties in a Proceeding, the Indemnified Parties shall have the right to employ one separate counsel (in addition to any local counsel), in its sole discretion, and the KNOT Parties shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the KNOT Parties to represent the Indemnified Parties would be a conflict of interest in the reasonable judgment of counsel to the Indemnified Parties, (ii) the actual or potential defendants in, or targets of, any such Proceeding include all of the Indemnified Parties and the KNOT Parties and counsel to the Indemnified Parties shall have reasonably concluded that there may be legal defenses available to them and/or other indemnified parties that are different from or additional to those available to the KNOT Parties, (iii) the KNOT Parties shall not have employed counsel reasonably satisfactory to the Indemnified Parties to represent the Indemnified Parties within a reasonable time after notice of the institution of such Proceeding or (iv) the KNOT Parties shall authorize the Indemnified Parties to employ separate counsel at the expense of the KNOT Parties. In no event shall the KNOT Parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Indemnified Parties and/or the other Underwriters (taken as a group), if any, that have entered into a structuring fee agreement, an additional compensation agreement or similar agreement pursuant to which the Partnership pays additional compensation to the respective Underwriter in connection with the Offering, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The KNOT Parties shall not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

If such indemnification were not to be available for any reason, the KNOT Parties agree to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Partnership and its unitholders and affiliates, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Partnership and its unitholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations.

The KNOT Parties agree that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Partnership and its unitholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Partnership and its unitholders or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Merrill Lynch and Citigroup has been retained to perform services bears to the fees paid to Merrill Lynch and Citigroup under the Agreement; provided, that in no event shall the KNOT Parties contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Merrill Lynch and Citigroup pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged conduct relates to information provided by the KNOT Parties or other conduct by the KNOT Parties (or their employees or other agents), on the one hand, or by Merrill Lynch and Citigroup, on the other hand. Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from the KNOT Parties if it is determined that such Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the KNOT Parties were not guilty of such fraudulent misrepresentation. The KNOT Parties will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not an Indemnified Party is an actual or potential party to such Proceeding, without Merrill Lynch’s and Citigroup’s prior written consent (which consent shall not be unreasonably withheld). The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

The KNOT Parties agree that no Indemnified Party shall have any liability to the KNOT Parties or any person asserting claims on behalf of or in right of the KNOT Parties with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the KNOT Parties resulted primarily from the gross negligence or willful misconduct of Merrill Lynch and Citigroup in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE KNOT PARTIES AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE KNOT PARTIES HEREBY CONSENT TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST ANY INDEMNIFIED PARTY. EACH INDEMNIFIED PARTY AND THE KNOT PARTIES WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE KNOT PARTIES AGREE THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE KNOT PARTIES AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE KNOT PARTIES ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

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The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of Merrill Lynch’s and Citigroup’s engagement under the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

KNOT OFFSHORE PARTNERS LP by KNOT Offshore Partners GP LLC, its general partner

By:
Name:
Title:

KNOT OFFSHORE PARTNERS GP LLC

By:
Name:
Title:

KNOT OFFSHORE PARTNERS UK LLC

By:
Name:
Title:

KNOT SHUTTLE TANKERS AS

By:
Name:
Title:

KNUTSEN NYK OFFSHORE TANKERS AS

By:
Name:
Title:

Signature Page to Indemnification Agreement

Agreed and Accepted:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC

By:
Name:
Title:

Signature Page to Indemnification Agreement